UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

___________________________________
PRETIUM PACKAGING, L.L.C.
PRETIUM FINANCE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Commission File Number	Registrant	IRS Employer Identification Number	State or other jurisdiction of incorporation
333-176592	Pretium Packaging, L.L.C.	43-1817802	Delaware
333-176592-08	Pretium Finance, Inc.	30-0668528	Delaware

15450 South Outer Forty Drive, Suite 120
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

	(314) 727-8200
(Registrant's telephone number, including area code)

	Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On May 7, 2014, Pretium Packaging, L.L.C. (the "Company") and Pretium Finance, Inc. ("Pretium Finance", and together with the Company, the "Issuers") issued a Notice of Conditional Redemption (the "Notice") with respect to its 11.50% Senior Secured Notes due 2016 (the "Notes"). Pursuant to the Notice, the Issuers notified the holders of the Notes that, subject to the conditions precedent stated herein, they will redeem the entire outstanding principal amount of the Notes at a price equal to 105.75% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon through the date of redemption. Such redemption (the "Redemption") is scheduled to occur on June 6, 2014 (the "Redemption Date").
The Redemption is conditioned on the prior or substantially contemporaneous completion of the transactions contemplated by that certain Securities Purchase Agreement, dated as of April 30, 2014, by and among GS Pretium Holdings, Inc., GS Pretium Transitory Sub II, LLC, the direct and indirect holders of 100% of the equity of Pretium Holding, LLC (collectively, the "Sellers") and CH Pitcher I, LLC, in its capacity as the representative of the Sellers (the "Redemption Condition"). Under the terms of the Notice, the Notes shall not be deemed due and payable on the Redemption Date unless the Redemption Condition is satisfied or waived by the Issuers on or prior to June 5, 2014 (one business day prior to the Redemption Date).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRETIUM PACKAGING, L.L.C.

Date:	May 8, 2014	By:	/s/ Robert A. Robison
Robert A. Robison
Vice President, Chief Financial Officer

PRETIUM FINANCE, INC.

Date:	May 8, 2014	By:	/s/ Robert A. Robison
Robert A. Robison
Treasurer